UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 14, 2004


                     ENTECH ENVIRONMENTAL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)


                 000-32249                                98-0222013
         (Commission File Number)              (IRS Employer Identification No.)


8513 ROCHESTER AVENUE, RANCHO CUCAMONGA,
              CALIFORNIA                                     91730
      (principal executive offices)                        (Zip Code)


                                 (909) 477-3200
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Today, Entech Environmental Technologies, Inc. (the "Registrant") reported that its previously announced planned acquisition of Environ Holdings, Inc. a Pennsylvania corporation ("Environ") has been put on hold due to the Registrant's inability to complete a definitive acquisition agreement with Environ.

     The Registrant is presently in discussions with members of Environ's management team to explore options that may lead to a completed transaction and/or merger between the two companies under terms and conditions that may be materially different from those previously disclosed. There is no assurance the Registrant and Environ will complete a transaction. As a result of the status of the Environ acquisition, the Registrant's previously planned private placement of its securities has also been terminated. The Registrant is presently seeking alternative sources of financing to meet its internal short term working capital requirements, including deferment of management salaries, funding from private investors, short term borrowing from related parties and the sale of its securities.

     On June 14, 2004, we filed with the Securities and Exchange Commission a Current Report on Form 8-K regarding our plans to begin a PowerPoint presentation to various accredited investors. Because of the recent developments, as described in this Amended Current Report, we will not proceed with the Power Point presentation announced in our Current Report, filed on June 14, 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial  Statements.
          ---------------------

     None.

     (b)  Exhibits.
          --------

     None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2004

                          ENTECH ENVIRONMENTAL TECHNOLOGIES INC.


                           By /s/Steven D. Rosenthal
                              --------------------------------------------------
                              Steven D. Rosenthal, President and Chief Executive Officer


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